UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PUMA BIOTECHNOLOGY, INC.
(NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2012

Fellow Stockholder:

You are invited to attend the annual meeting of stockholders of Puma Biotechnology, Inc. (the “Company,” “we,” “us” or “our”) to be held on Wednesday, June 13, 2012, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, CA 90049.

At this year’s annual meeting you will be asked to:

1.	Elect three directors to serve for a one-year term;

2.	Vote on an advisory basis to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay vote”);

3.	Vote on an advisory basis regarding the frequency of future say-on-pay votes (“frequency vote”);

4.	Ratify the selection of our independent registered public accounting firm; and

5.	Transact such other business as may properly come before the annual meeting.

The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees to serve as our directors, approval of the say-on-pay vote, a vote for “THREE YEARS” with respect to the frequency vote and ratification of the Audit Committee’s selection of PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accounting firm are in the best interests of the Company and its stockholders, and accordingly, recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote “FOR” the say-on-pay vote, a vote for “THREE YEARS” with respect to the frequency vote and a vote “FOR” the ratification of the selection of PKF Certified Public Accountants as our independent registered public accounting firm.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote on the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

Alan H. Auerbach
Chairman, President and Chief Executive Officer

PUMA BIOTECHNOLOGY, INC.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 13, 2012

To the Stockholders of Puma Biotechnology, Inc. (the “Company,” “we” and “our”):

We will hold an annual meeting of stockholders of the Company at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, California 90049, on Wednesday, June 13, 2012, at 1:00 p.m. local time. At the annual meeting, we will consider and act upon the following matters:

1.	Election of Alan H. Auerbach, Thomas R. Malley and Jay M. Moyes as directors for a one-year term expiring at the 2013 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

2.	Advisory (non-binding) vote to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay vote”).

3.	Advisory (non-binding) vote regarding the frequency of holding future say-on-pay votes (“frequency vote”).

4.	Ratification of the selection of PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accounting firm for the year ending December 31, 2012.

5.	Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The proxy statement accompanying this notice describes each of these items of business in detail. The Board of Directors recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote “FOR” the say-on-pay vote, a vote for “THREE YEARS” for the frequency vote and a vote “FOR” the ratification of the selection of PKF Certified Public Accountants as our independent registered public accounting firm.

Only the Company’s stockholders of record at the close of business on April 16, 2012, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On April 16, 2012, we had 20,040,000 shares of common stock outstanding. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting, and at the Company’s executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

The Luxe Sunset Boulevard Hotel is accessible to those who require special assistance or accommodation. If you require special assistance or accommodation, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President and Chief Executive Officer

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the Board of Directors, or Board, of Puma Biotechnology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our 2012 annual meeting of stockholders to be held on Wednesday, June 13, 2012, at 1:00 p.m. local time, at 11461 Sunset Boulevard, Los Angeles, California 90049, or at any continuation, postponement or adjournment thereof (the “annual meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 30, 2012, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the annual meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the annual meeting who have properly requested paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be Held on June 13, 2012

This proxy statement and our 2011 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available on our website at www.pumabiotechnology.com/eproxy.html. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2011 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on April 16, 2012. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

You may vote by attending the annual meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

The Internet and telephone voting facilities will close at 12:00 noon (CT) on June 12, 2012. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail. If you intend to vote by Internet or telephone and have not done so prior to 12:00 noon (CT) on June 12, 2012, your only alternative will be to attend the annual meeting and vote in person.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a properly submitted proxy, your shares will be voted “FOR” each of the nominees for director named in the proxy statement, “FOR” the say-on-pay vote, for “THREE YEARS” for the frequency vote and “FOR” the ratification of the selection of PKF Certified Public Accountants as our independent registered public accounting firm. The proxy gives each of Alan H. Auerbach and Charles R. Eyler discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

Attention: Corporate Secretary

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting.

Quorum and Votes Required

At the close of business on April 16, 2012, 20,040,000 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes and abstentions.

Quorum. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of certain “non-routine” matters, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” The Company does not believe that any of its stockholders as of the record date hold shares of our common stock in “street name” through a broker or other nominee and thus broker non-votes are not anticipated to result on any of the proposals to be considered and voted upon at the annual meeting.

Item 1 – Election of Directors. Directors will be elected by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote. Thus, the three nominees receiving the greatest number of “FOR” votes will be elected. Abstentions will not be counted in determining which nominees received the greatest number of votes cast since abstentions do not represent votes cast for a candidate. Broker non-votes are not expected to result from the vote on Item 1 because none of our stockholders as of the record date hold shares of our common stock in “street name” through a broker or other nominee.

Item 2 – Advisory Say-on-Pay Vote. The affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote is required for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement. Abstentions will have the same effect as voting against this proposal. Broker non-votes are not expected to result from the vote on Item 2 because none of our stockholders as of the record date hold shares of our common stock in “street name” through a broker or other nominee.

Item 3 – Advisory Frequency Vote. The approval of the vote regarding the frequency of future say-on-pay votes requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting and entitled to vote. Abstentions will have the same effect as voting against this proposal for purposes of determining whether we have received a majority vote. Broker non-votes are not expected to result from the vote on Item 3 because none of our stockholders as of the record date hold shares of our common stock in “street name” through a broker or other nominee. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

Item 4 – Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the ratification of the selection of PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accounting firm for the year ending December 31, 2012. Abstentions will have the same effect as voting against this proposal. Broker non-votes are not expected to result from the vote on Item 4 because none of our stockholders as of the record date hold shares of our common stock in “street name” through a broker or other nominee.

Solicitation of Proxies

Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

ITEM 1

ELECTION OF DIRECTORS

Board Structure

Under our bylaws, the number of directors may be increased or decreased from time to time by action of the stockholders or of the directors. If the number is not fixed, the number of directors shall be three members. Our Board of Directors currently consists of three persons.

Directors and Board Nominees

Our Board has nominated Alan H. Auerbach, Thomas R. Malley and Jay M. Moyes for election as directors to the Board. If elected, each director will serve a one-year term expiring at the close of our next annual meeting in 2013, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Messrs. Auerbach, Malley and Moyes currently serve on our Board. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

Set forth below is certain information with respect to the nominees. Proxies cannot be voted for a greater number of nominees than the three nominees set forth below.

Name	Age	Position with the Company	Director Since
Alan H. Auerbach	42	President, Chief Executive Officer and Chairman of the Board	2011

Thomas R. Malley (1)	43	Director	2011

Jay M. Moyes (2)	58	Director	2012

(1)	Current member and Chairman of the Audit Committee
(2)	Current member of the Audit Committee

Director Biographical Information

The following biographical information is furnished with respect to our directors (including nominees).

Alan H. Auerbach. Mr. Auerbach has served as our Chairman of the Board and as our President and Chief Executive Officer since October 4, 2011. Prior to October 4, 2011, he served in such capacity at Puma Biotechnology, Inc. (“Puma”), a privately held Delaware corporation and our predecessor, since its inception in September 2010. Prior to joining Puma, Mr. Auerbach founded Cougar Biotechnology, Inc. (“Cougar”) in May 2003 and served as its Chief Executive Officer, President and a member of its board of directors until July 2009, when Cougar was acquired by Johnson & Johnson. From July 2009 until January 2010, Mr. Auerbach served as the Co-Chairman of the Integration Steering Committee at Cougar (as part of Johnson & Johnson) that provided leadership and oversight for the development and global commercialization of Cougar’s lead drug candidate, abiraterone acetate, for the treatment of advanced prostate cancer. Prior to founding Cougar, from June 1998 to April 2003, Mr. Auerbach was a Vice President, Senior Research Analyst at Wells Fargo Securities, where he was responsible for research coverage of small- and middle-capitalization biotechnology companies, with a focus on companies in the field of oncology. Mr. Auerbach has served as a director of Radius Health, Inc., a publicly reporting pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions, since May 2011 and its predecessor entity from October 2010 to May 2011. Mr. Auerbach received a B.S. in Biomedical Engineering from Boston University and an M.S. in Biomedical Engineering from the University of Southern California.

Our Board concluded that Mr. Auerbach should serve as a director because of his business and professional experience, including his leadership of Cougar in drug development, private and public financings and a successful sale of the business.

Thomas R. Malley. Mr. Malley has served as a director since October 2011 and Chairman of the Audit Committee since February 2012. Since May 2007, Mr. Malley has served as President of Mossrock Capital, LLC, a private investment firm. From April 1991 to May 2007, Mr. Malley served with Janus Mutual Funds as an analyst for eight years and as a Vice President and Portfolio Manager for the Janus Global Life Sciences Fund for eight years. Since October 2006, Mr. Malley has served as a director and member of the audit committee of Synageva BioPharma Corp., a public clinical stage biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for patients with life-threatening rare diseases and unmet medical needs. Mr. Malley previously served as a director of Cougar from 2007 to 2009. Mr. Malley received a B.S. in Biology from Stanford University and has been a chartered financial analyst since 1994.

Our Board concluded that Mr. Malley should serve as a director because of his industry and investment experience.

Jay M. Moyes. Mr. Moyes has served on our Board and a member of the Audit Committee since April 27, 2012. Mr. Moyes has been a member of the board of directors and chairman of the audit committee of Osiris Therapeutics, Inc., a publicly held stem cell therapeutics company, since May 2006. He has also been a member of the board of directors and the chairman of the audit committee for each of Biocardia, Inc., a privately held cardiovascular regenerative medicine company, and Integrated Diagnostics, Inc., a privately held molecular diagnostics company, since January 2011 and March 2011, respectively. From May 2008 through July 2009, Mr. Moyes served as the Chief Financial Officer of XDx, Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as the Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in economics from Weber State University, and is formerly a Certified Public Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006.

Our Board has concluded that Mr. Moyes should serve as a director because his extensive background in finance and accounting in the context of life sciences industry enables him to make significant contributions to the Board in general and to the Audit Committee in particular.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES.

Executive Officers

Set forth below is information regarding each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Alan H. Auerbach	42	President, Chief Executive Officer and Chairman of the Board

Charles R. Eyler	64	Senior Vice President, Finance and Administration and Treasurer

Richard Phillips, Ph.D.	58	Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance

Alan H. Auerbach. See “Director Biographical Information” above.

Charles R. Eyler. Mr. Eyler has served as our Senior Vice President, Finance and Administration and Treasurer since October 4, 2011. Prior to October 4, 2011, he served in such capacity at Puma beginning on September 1, 2011. Prior to joining Puma, Mr. Eyler served as Vice President of Finance at Cougar until July 2009, when Cougar was acquired by Johnson & Johnson. He also served as the Treasurer of Cougar from

April 2006 to July 2009. From July 2009 until March 2010, Mr. Eyler served on the Integration Steering Committee at Cougar (as part of Johnson & Johnson) and oversaw the integration of Cougar’s finance and IT functions with those of Johnson & Johnson. From April 2010 until September 2011, Mr. Eyler explored various entrepreneurial and other opportunities. Prior to joining Cougar, Mr. Eyler served as Chief Financial Officer and Chief Operating Officer of Hayes Medical Inc. from March 1999 to January 2004. Mr. Eyler received his B.S. from Drexel University and his M.B.A. from Saint Francis College.

Richard Phillips, Ph.D. Dr. Phillips has served as our Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance since November 1, 2011. He previously served as a consultant in the Global Regulatory Consultancy Group of PPD, Inc. from March 2011 to October 2011. From March 2010 to March 2011, he worked as an independent consultant with pharmaceutical and biotech companies in the area of regulatory affairs. From January 2007 to July 2009, Dr. Phillips served as Senior Vice President of Regulatory Affairs and Quality Assurance at Cougar, and following the acquisition of Cougar by Johnson & Johnson, from July 2009 until March 2010, he oversaw the integration of Cougar’s regulatory affairs and quality assurance function with Johnson & Johnson. From September 2005 to January 2007, he was employed by Amgen Inc., where he was the Director of Regulatory Affairs and Global Regulatory Leader for Vectibix (panitumumab), which received FDA approval in 2006 for the treatment of metastatic colorectal cancer. Dr. Phillips has also held regulatory affairs management positions with Chugai Pharma USA, Pfizer Inc. (Parke-Davis), Johnson & Johnson (Janssen, L.P.), Novartis A.G., G.D. Searle (Pfizer) and Structural GenomiX. Dr. Phillips received a B.S. from the University of California, Irvine and a Ph.D. from the University of California, Berkeley.

None of our directors, nominees or executive officers is related by blood, marriage or adoption to any other director, nominee or executive officer.

CORPORATE GOVERNANCE

Company History

On September 29, 2011, we entered into an Agreement and Plan of Merger, or the Merger Agreement, with IAC Merger Corporation, a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Puma.

On October 4, 2011, Merger Sub merged with and into Puma, and Puma, as the surviving entity, became our wholly-owned subsidiary. In this proxy statement, we refer to the merger between Merger Sub and Puma as the “Merger.”

Upon completion of the Merger, all of our directors and officers prior to the Merger resigned and the directors and officers of Puma became our directors and officers. The business plan of Puma also became our business plan.

Following the closing of the Merger, pursuant to the terms of a Redemption Agreement dated October 4, 2011 (the “Redemption Agreement”), between us and our stockholders immediately prior to the Merger, we completed the repurchase of all of our common stock issued and outstanding immediately prior to the Merger. Upon completion of the Merger and the redemption, the former stockholders of Puma held 100% of the outstanding shares of our common stock.

As a final step in the reverse merger process, our Board approved a short-form merger pursuant to which Puma merged with and into us, leaving us as the surviving corporation. In connection with the short-form merger, we changed our corporate name from “Innovative Acquisitions Corp.” to “Puma Biotechnology, Inc.” The short-form merger became effective on October 4, 2011.

Board Leadership Structure and Role in Risk Oversight

Alan H. Auerbach currently serves as our Principal Executive Officer, and Charles R. Eyler currently serves as our Principal Financial and Accounting Officer. Our Board of Directors is comprised of Messrs. Auerbach, Malley and Moyes, with Mr. Auerbach serving as Chairman. At present, we have determined this leadership structure of having a combined Chairman of the Board and Principal Executive Officer is appropriate due to our small size and limited operations and resources.

We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time.

Our directors are exclusively involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Board Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Pursuant to rules of the Securities and Exchange Commission (“SEC”), we evaluate independence by the standards for director independence set forth in the listing standards of NASDAQ.

Our Board has determined that Messrs. Malley and Moyes are independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Auerbach is not independent because of his service as our President and Chief Executive Officer. In making its independence determinations, our Board reviewed the transactions and relationships between each director, or any member of his immediate family, and us or our affiliates based on information provided by the director, our records and publicly available information.

Board Meetings

During the fiscal year ended December 31, 2011, our Board did not meet and we did not hold an annual meeting. Our Board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2011 by the unanimous written consent of its members, in the absence of formal board meetings.

Board Committees

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to have board committees, and due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions, except for our newly formed stock option committee, which is described below. We have not adopted any procedures by which security holders may recommend nominees to our Board, and we do not have a diversity policy. Our Board does, however, maintain a standing Audit Committee.

In February 2012, our Board established the Audit Committee to oversee our corporate accounting and financial reporting process and to assist our Board in monitoring our financial systems. The members of our Audit Committee are Thomas R. Malley, who also serves as the Chairman of the committee, and Jay M. Moyes.

Messrs. Malley and Moyes are independent as defined by the applicable rules of the SEC and NASDAQ listing standards. In addition, our Board has determined that each of Messrs. Malley and Moyes qualifies as an audit committee financial expert as defined under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and meets the financial literacy and experience requirements of NASDAQ listing standards. Both our independent auditors and management periodically meet privately with our Audit Committee. The charter of the Audit Committee is available on our corporate website at www.pumabiotechnology.com/about_governance.html.

In February 2012, our Board appointed Alan H. Auerbach, our President and Chief Executive Officer, as the sole member of our stock option committee, and granted the committee the authority to grant stock options to non-executive employees, provided that, without further authorization of our Board, the maximum aggregate number of shares of common stock underlying options granted by the stock option committee is 100,000.

Communication with the Board

Stockholders may send communications to our Board, including any individual director or the directors as a group, by mailing such communications to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Corporate Secretary. Such correspondence shall be addressed to the Board or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our company. Our code of business conduct and ethics addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. Our code of business conduct and ethics is available on our corporate website at www.pumabiotechnology.com/about_governance.html. We intend to disclose any future amendments to certain provisions of our code of business conduct and ethics, or waivers of provisions required to be disclosed under the rules of the SEC, at the same location on our website identified in the preceding sentence.

Compensation of Directors

No compensation was paid to any of our directors during the fiscal year ended December 31, 2011.

Effective February 2012, our Board adopted a non-employee director compensation program under the Puma Biotechnology, Inc. 2011 Incentive Award Plan, or the 2011 Plan. Under this program, each non-employee director will receive an option to purchase 30,000 shares of our common stock under the 2011 Plan upon election or appointment to our Board. In addition, each non-employee director who is appointed to serve on a committee of our Board in a non-chair capacity will receive an option to purchase 10,000 shares of our common stock under the 2011 Plan upon appointment and each non-employee director who is appointed to serve as the chair of a committee of our Board will receive an option to purchase 20,000 shares of our common stock upon appointment. Each option granted pursuant to our non-employee director compensation program will vest over a three-year period from the date of grant, with 1/3 of the shares underlying the option vesting on the one-year anniversary of the grant date and then 1/36 of the shares vesting monthly over the next two years. Each option granted pursuant to our non-employee director compensation program will have an exercise price per share of common stock equal to the fair market value on the date of grant. On February 13, 2012, pursuant to our non-employee director compensation program, Thomas R. Malley was granted an option to purchase 30,000 shares of our common stock in connection with his appointment to the Board and an option to purchase 20,000 shares of our common stock in connection with his appointment as the Chairman of our Audit Committee. On April 27, 2012, pursuant to our non-employee director compensation program, Jay M. Moyes was granted an option to purchase 30,000 shares of our common stock in connection with his appointment to the Board and an option to purchase 10,000 shares of our common stock in connection with his appointment as a member of our Audit Committee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of April 16, 2012 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and named executive officers and (iii) all executive officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise noted below, the address of each stockholder below is c/o Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024.

NAME	TITLE	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#) (1)	PERCENTAGE OF COMMON STOCK BENEFICIALLY OWNED (%) (1)
Directors and Named Executive Officers
Alan H. Auerbach	President, Chief Executive Officer and Chairman of the Board	4,040,000	20.16%
Charles R. Eyler	Senior Vice President, Finance and Administration and Treasurer	—	—
Richard Phillips, Ph.D.	Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance	—	—
Thomas R. Malley	Director	126,551	*
Jay M. Moyes	Director	—	—
All current executive officers and directors (including nominees) as a group (5 individuals)		4,166,551	20.79%

Stockholders Holding 5% or More
Adage Capital Partners L.P. (2)	—	3,200,000	15.97%
Brookside Capital Partners Fund, L.P. (3)	—	1,666,667	8.32%
Entities affiliated with Fidelity Management & Research Company (4)	—	1,666,667	8.32%
Foresite Capital II-A, LLC (5)	—	1,386,666	6.92%
Entities affiliated with Hambrecht & Quist Capital Management, LLC (6)	—	1,106,667	5.52%
The FEZ DE Dynasty Trust (7)	—	1,066,666	5.32%

*	Denotes less than 1.0% of beneficial ownership.
(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)

Adage Capital Partners GP, LLC, or ACPGP, is the general partner of Adage Capital Partners L.P., or the Adage Fund. Adage Capital Advisors, LLC, or ACA, is the managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA. The Adage Fund, ACPGP, ACA, Robert Atchinson and Phillip Gross each have shared voting power and shared dispositive power with respect to the shares. The address for the Adage Fund is 200 Clarendon Street, 52nd, Boston, MA 02116.

(3)	Brookside Capital Investors, L.P. is the general partner of Brookside Capital Partners Fund, L.P., or the Brookside Fund, and as such has discretion over the portfolio securities beneficially owned by the Brookside Fund. Brookside Capital Management, LLC is the general partner of Brookside Capital Investors, L.P. Brookside Capital Management, LLC is controlled by an executive committee whose members include Dewey J. Awad, Domenic J. Ferrante, Matthew V. McPherron, William E. Pappendick IV and John M. Toussaint. The address for the Brookside Fund is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.
(4)	Consists of 422,223 shares held of record by Fidelity Contrafund: Fidelity Advisor New Insights Fund, 555,556 shares held of record by Fidelity Select Portfolios: Health Care Portfolio, 522,668 shares held of record by Fidelity Select Portfolios: Biotechnology Portfolio, 32,887 shares held of record by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, and 133,333 shares held of record by Fidelity Select Portfolios: Pharmaceuticals Portfolio. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, acts as investment adviser for the beneficial owners set forth above, or the Funds. Edward C. Johnson 3d, the Chairman of FMR LLC, and his family members, directly or through trust, are parties to a shareholders’ agreement; and may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC and therefore to be persons with the indirect control of Fidelity. Fidelity has the ability to make decisions with respect to the voting and disposition of the shares set forth above subject to the oversight of the board of trustees (or similar entity) of each Fund. The board of trustees (or similar entity) of each Fund has enacted a policy with respect to the voting of any investment property owned thereby and the shares set forth above are voted for the Funds by Fidelity in accordance with such policies. Under the terms of its management contract with each Fund, Fidelity has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Fidelity who make the decisions with respect to the disposition of the Shares. The address for Fidelity is 82 Devonshire Street, Boston, MA 02109.
(5)	Foresite Capital II-A Management, LLC is the sole managing member of Foresite Capital II-A, LLC, or Foresite. The sole manager of Foresite Capital II-A Management, LLC is James B. Tananbaum, and as such, Mr. Tananbaum may be deemed to have sole voting and investment power of the securities held by Foresite. Mr. Tananbaum disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Foresite is c/o Foresite Capital Management, P.O. Box 405, Esparto, CA 95627.
(6)	Consists of 763,600 shares held of record by H&Q Healthcare Investors and 343,067 shares held of record by H&Q Life Sciences Investors. Hambrecht & Quist Capital Management, LLC is the investment advisor to H&Q Healthcare Investors and H&Q Life Sciences Investors. Daniel R. Omstead, Ph.D., is President of Hambrecht & Quist Capital Management, LLC and portfolio manager and, as such, has voting, dispositive and investment control over the securities held by H&Q Healthcare Investors and H&Q Life Sciences Investors. Dr. Omstead disclaims beneficial ownership of these securities. The address for the entities affiliated with Hambrecht & Quist Capital Management, LLC is 2 Liberty Square, 9th Floor, Boston, MA 02109.
(7)	The trustee of The FEZ DE Dynasty Trust is J.P. Morgan Trust Co. of Delaware. Frank Zavrl has sole voting and investment control over the shares held by The FEZ DE Dynasty Trust. The address of J.P. Morgan Trust Co. of Delaware is 500 Stanton Christiana Road, Newark, DE 19713.

EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers, or NEOs, consist of (i) the individual who served or acted as the Company’s principal executive officer during the last completed fiscal year, (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as one of our executive officers at the end of the last completed fiscal year. For the year ended December 31, 2011 our NEOs were the following individuals:

•	Alan H. Auerbach, our President and Chief Executive Officer;

•	Charles R. Eyler, our Senior Vice President, Finance and Administration and Treasurer; and

•	Richard Phillips, Ph.D., our Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our NEOs for the year ended December 31, 2011. We did not pay any cash or other compensation to our executive officers in 2010.

Name and Principal Position	Year	Salary ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Alan H. Auerbach President and Chief Executive Officer	2011	$156,667	(1)	—		—	(2)	$156,667

Charles R. Eyler Senior Vice President, Finance and Administration	2011	110,416	(3)	—	(4)	—		110,416

Richard Phillips, Ph.D. Senior Vice President, Regulatory Affairs, Quality Assurance and Pharmacovigilance	2011	67,000	(3)	—	(4)	—		67,000

(1)	The Company entered into an employment agreement with Mr. Auerbach on January 19, 2012. The employment agreement governs the terms of Mr. Auerbach’s employment with us and Puma since September 15, 2010. Pursuant to the employment agreement, Mr. Auerbach was entitled to an annual base salary of $470,000, retroactively effective to September 1, 2011.
(2)	Mr. Auerbach was issued a warrant on October 4, 2011 that provides Mr. Auerbach with the right to maintain ownership of at least 20% of our common stock in the event that the Company raises capital in the future through the sale of its securities. The warrant has a ten-year term and is exercisable only in the event of the first subsequent financing, excluding certain types of financings set forth in the warrant, that results in gross cash proceeds to the Company of at least $15 million. For purposes of determining the final fair value of the warrant in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or ASC 718, the grant date of the warrant will occur on the date of the subsequent financing when the aggregate number of shares exercisable and the price per share will be determined. For accounting purposes, because the requisite service period for the warrant precedes the grant date, the warrant was valued at the time of issuance at approximately $6,900,000 and revalued at December 31, 2011, in accordance with ASC 718. The fair market value of the warrant as of December 31, 2011 was approximately $7,600,000 (See Note 7 to the Company’s Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011), which amount was recorded as stock-based compensation expense for the year then ended. The Company will revalue the warrant each reporting period until the date of the subsequent financing when the aggregate number of shares exercisable and the price per share are determined, at which point the grant date fair value will be computed in accordance with ASC 718.

(3)	The Company entered into a letter agreement with (a) Mr. Eyler on October 21, 2011, pursuant to which Mr. Eyler was entitled to an annual base salary of $265,000, retroactively effective to September 1, 2011 and (b) Dr. Phillips on October 21, 2011, pursuant to which Dr. Phillips was entitled to an annual base salary of $268,000, effective as of November 1, 2011. Amounts reflected in the salary column above represent the salary earned by each of the named executive officers during 2011 and also include signing bonuses of $22,083 and $22,333 paid to each of Mr. Eyler and Dr. Phillips, respectively, in connection with entering into his letter agreement. The signing bonus is not considered earned until the one year anniversary of the effective date of the respective letter agreement and is conditioned upon active service with the Company through such one year anniversary. Each of Mr. Eyler and Dr. Phillips is obligated to repay to the Company his signing bonus in the event his employment with the Company terminates before the first anniversary of his letter agreement’s effective date.
(4)	On February 13, 2012, the Company granted each of Mr. Eyler and Dr. Phillips a stock option to purchase 90,000 shares of the Company’s common stock at a price per share of $3.75 pursuant to their respective employment letter agreements with the Company. The shares of common stock underlying these stock options will vest over a three-year period, with 1/3 of the shares vesting on the one-year anniversary of the letter agreement’s effective date and then 1/36 of the shares vesting monthly over the next two years. The vesting period for Mr. Eyler’s option grant commenced on his date of hire, September 1, 2011, and the Company recognized $23,304 of compensation expense for this stock option grant during the fiscal year ended December 31, 2011. The vesting period for Dr. Phillips’ option grant commenced on his date of hire, November 1, 2011, and the Company recognized $11,495 of compensation expense for this stock option grant during the fiscal year ended December 31, 2011. The grant date fair value for the options granted on February 13, 2012 was computed in accordance with ASC 718.

Employment Agreements with Our Executive Officers

President and Chief Executive Officer – Alan H. Auerbach

On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. The employment agreement governs the terms of Mr. Auerbach’s employment with us and expires on September 1, 2014, unless earlier terminated, with automatic one-year renewal terms unless either we or Mr. Auerbach gives written notice of termination 60 days prior to the end of the term. Pursuant to the employment agreement, Mr. Auerbach will continue to serve as our President and Chief Executive Officer and will have powers and duties customary to those positions and that are assigned to him by our Board. The employment agreement also provides that Mr. Auerbach will be nominated for election to our Board if the term of his directorship expires during the term of the employment agreement.

The employment agreement provides that Mr. Auerbach will receive an annual base salary of $470,000, retroactively effective to September 1, 2011, and will be eligible to receive an annual discretionary bonus in an amount up to 50% of his base salary (pro-rated for any partial year service), each subject to possible increase in connection with our annual review process. Mr. Auerbach is also eligible under the employment agreement to participate in all benefits offered to our senior executives.

The employment agreement further provides that Mr. Auerbach will receive an option to purchase 200,000 shares of our common stock, which will vest as to 1/3 of the shares underlying the option on January 19, 2013, and as to 1/36 of the shares underlying the option on each monthly anniversary thereafter, subject to Mr. Auerbach’s continued employment through the vesting dates. The Company granted this option to Mr. Auerbach on February 13, 2012.

For a discussion of the payments and other benefits to which Mr. Auerbach is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon a Termination or Change in Control” below.

Mr. Auerbach’s employment agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the employment agreement for an indefinite period. The employment agreement also contains non-solicitation and non-disparagement provisions extending until 18 months following the termination of his employment with us.

Other Executive Officers—Charles R. Eyler and Richard Phillips, Ph.D.

We have entered into letter agreements with each of the named executive officers listed in the table below on the date set forth next to such officer’s name below. Such named executive officers are at-will employees. The table below also sets forth each officer’s initial base salary.

Name	Offer Letter Date	Initial Base Salary
Charles R. Eyler	October 21, 2011	$265,000
Richard Phillips, Ph.D.	October 21, 2011	$268,000

Pursuant to the letter agreements, each of these named executive officers is eligible to receive an annual performance bonus in an amount up to a fixed percentage of his base salary, which is targeted to be 30% (but which may be higher or lower), subject to the attainment of performance criteria established and evaluated by the Company. Each of Mr. Eyler and Dr. Phillips is also eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by us from time to time for the benefit of similarly situated employees. In addition, pursuant to these letter agreements, we agreed to grant each of these named executive officers an option to purchase 90,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of the grant. The shares of common stock underlying the options will vest over a three-year period from the date of grant, with 1/3 of the shares of common stock underlying the option vesting on the one-year anniversary of the letter agreement’s effective date and then 1/36 of the shares of common stock underlying the option vesting monthly over the next two years. The Company granted these options on February 13, 2012.

The letter agreements also contain a customary non-solicitation provision and, in connection with their entry into the offer letters, each of the named executive officers listed in the table above entered into our standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year-End for 2011

With the exception of Mr. Auerbach, none of our named executive officers held outstanding equity awards as of December 31, 2011. On October 4, 2011, we assumed a warrant that Puma issued to Mr. Auerbach immediately prior to the Merger. This warrant is exercisable only in the event that we conduct an additional offering of our securities resulting in gross cash proceeds to us of at least $15 million, excluding certain types of financings that occur within a specified time period after the closing of the Merger. This warrant has a ten-year term, an exercise price equal to the price paid per share in such additional offering, and is exercisable for the number of shares of our common stock as would be necessary for Mr. Auerbach to maintain, as calculated under the terms of the warrant, ownership of 20% of our outstanding shares of common stock after such additional offering. As such, we are not able to determine the number of securities underlying the warrant at December 31, 2011 or the exercise price of such warrant.

Potential Payments Upon a Termination or Change in Control

At December 31, 2011, we did not have any contracts, agreements, plans or arrangements, whether written or unwritten, that provided for payments to our named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or them or a change in a named executive officer’s responsibilities following a change in control.

Alan H. Auerbach. On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. Pursuant to the employment agreement, in the event Mr. Auerbach’s employment is terminated by us without “cause” or by Mr. Auerbach for “good reason” (each as defined in the employment agreement and described below) 60 days prior to, or 18 months following, a change in control, he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•	a lump sum payment equal to two times the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs;

•

all unvested equity-based incentive awards will immediately vest on the later of the change in control and the termination date, and will remain exercisable (as applicable) for a period of up to 12 months from the date of the termination; and

•	up to 18 months continuation of healthcare benefits to him and his dependents.

In the event of a change in control of us and an excise tax is imposed as a result of any payments made to Mr. Auerbach in connection with such change in control, we will pay or reimburse Mr. Auerbach an amount equal to such excise tax plus any taxes resulting from such payments.

In the event Mr. Auerbach’s employment is terminated by us without “cause” or by Mr. Auerbach for “good reason” in each case outside of the change in control context described above, then Mr. Auerbach will be entitled to receive, in addition to any accrued but unpaid compensation and benefits: (i) an amount equal to the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs, payable over a period of one year following such termination in substantially equal installments and (ii) up to 18 months continuation of healthcare benefits to him and his dependents. All severance benefits are contingent upon Mr. Auerbach’s execution and non-revocation of a general release of claims in favor of us.

Under the terms of Mr. Auerbach’s employment agreement:

•

“Cause” is generally defined as (i) the willful failure, disregard or refusal by the executive to perform his duties; (ii) any willful, intentional or grossly negligent act by the executive that injures in a material way the business or reputation of the Company; (iii) willful misconduct by the executive in respect of his duties or obligations; (iv) the executive’s commission of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea to any such charge); (v) the determination by the Company, after a reasonable and good-faith investigation following a written allegation by another employee of the Company that the executive engaged in some form of harassment prohibited by law, unless the executive’s actions were specifically directed by the Board; (vi) any misappropriation or embezzlement of the Company’s property; (vii) breach by the executive of his obligations with respect to confidentiality, non-solicitation and non-disparagement or of any his representations or warranties under the employment agreement; and (viii) material breach by the executive of any other provision of the employment agreement which is not cured within a specified timeframe.

•

“Good reason” is generally defined as: (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all executive officers of the Company following a material decline in the Company’s earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from the Company’s principal place of business as of the date of the employment agreement; (iv) a direction to the executive to take any action that that violates any applicable legal or regulatory requirement; or (v) any other action or inaction that constitutes a material breach by the Company of its obligations under the employment agreement.

•

A “change in control” is generally defined as: (a) the consummation of a transaction where any person becomes the beneficial owners of Company securities representing more than 50% of the total combined voting power of the Company’s securities after such acquisition; (b) a change in the composition of the Board such that during any period of two consecutive years, individuals who originally formed the Board, together with certain new director(s), at the beginning of such period cease for any reason to constitute a majority of the Board; (c) we are merged, consolidated, reorganized or combined with another corporation or entity or there is a sale or other disposition of all or substantially all of the Company’s assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (d) the Company’s stockholders approve a liquidation or dissolution of the Company.

Richard Phillips, Ph.D. and Charles R. Eyler. Neither Dr. Phillips nor Mr. Eyler are entitled to any payments from us following, or in connection with such named executive officer’s resignation, retirement or other termination, or a change in control of us or a change in such named executive officer’s responsibilities following a change in control, except that, under the terms of the 2011 Plan, in the event of a change in control (as defined above), if the successor corporation refuses to assume or substitute any equity award held by Dr. Phillips or Mr. Eyler, such equity awards will immediately vest and, if applicable, become exercisable and be deemed exercised immediately prior to the change in control transaction.

EQUITY COMPENSATION PLAN INFORMATION

Upon the consummation of the Merger, we assumed the 2011 Plan. As of December 31, 2011, a total of 3,529,412 shares are reserved for issuance under the 2011 Plan. As of December 31, 2011, no awards had been granted under the 2011 Plan; however, we entered into an employment agreement with our President and Chief Executive Officer and letter agreements with certain other executive officers and employees pursuant to which we granted such employees options to purchase an aggregate of 1,035,000 shares of our common stock in February 2012.

The following table sets forth the number of options outstanding under the 2011 Plan as of December 31, 2011:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plan approved by security holders(1)	—		—		3,529,412
Equity compensation plans not approved by security holders	—	(2)	—	(2)	—

Total	—		—		3,529,412

(1)	Represents securities available for issuance under the 2011 Plan, which the board of directors and stockholder of Puma adopted on September 15, 2011. On October 4, 2011, we assumed the 2011 Plan in connection with the Merger.
(2)	From time to time and at the discretion of our Board, we may issue warrants to our executive officers as compensation. For a description of the warrant we assumed on October 4, 2011 that Puma issued to Mr. Auerbach immediately prior to the Merger, see “Outstanding Equity Awards at Fiscal Year-End for 2011.” We are not able to determine the exercise price, or number of shares to be issued upon exercise, of the warrant as of December 31, 2011.

ITEM 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

We qualify as a “smaller reporting company” under the rules of the SEC and as such are not required to provide a say-on-pay vote pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a matter of good corporate governance, however, we are electing to provide an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through the award of base salaries, the opportunity to earn annual cash performance-based bonuses and the award of stock options. The pay mix provided to our named executive officers is designed to align the interests of our executives with those of our stockholders.

Board Recommendation

Our Board of Directors is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. Although non-binding, the vote will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Board will be able to consider when determining executive compensation for the years to come.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

ITEM 3

ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES (“FREQUENCY VOTE”)

Background

We are a “smaller reporting company” under SEC rules and as such are not required to provide a frequency vote pursuant to Section 14A of the Exchange Act. As a matter of good corporate governance, however, we are electing to provide an advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

For the reasons described below, we recommend that our stockholders select a frequency of every three years.

•

We are a newly formed company and thus our executive compensation is designed in large part to support long-term value creation. A triennial vote will allow stockholders to better judge our executive compensation in relation to our long-term performance.

•

A triennial vote will provide our Board sufficient time to thoughtfully evaluate the results of the most recent say-on-pay vote, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation that may be appropriate in light of the vote.

•	A triennial vote will allow for any changes to our executive compensation to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

Board Recommendation

This vote is advisory, and therefore not binding on the Company or our Board. Although the vote is non-binding, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct future say-on-pay votes.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EVERY “THREE YEARS” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

AUDIT MATTERS

Change in Accountants

Effective October 4, 2011, in connection with the closing of the Merger between us and Puma Biotechnology, Inc., a privately-held Delaware corporation and our predecessor (as further described in the “Corporate Governance – Company History” section in this proxy statement), PKF Certified Public Accountants, a Professional Corporation, which was, prior to the closing of the Merger, the independent registered public accounting firm for Puma, became the independent registered public accounting firm for us, and MaloneBailey, LLP was dismissed as our independent registered public accounting firm. The decision to appoint PKF Certified Public Accountants and dismiss MaloneBailey, LLP was recommended, and subsequently approved, by our Board.

The reports of MaloneBailey, LLP on our financial statements for the period ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of our financial statements for the years ended December 31, 2009 and December 31, 2010 and through MaloneBailey, LLP’s dismissal, there were no disagreements with MaloneBailey, LLP on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to MaloneBailey, LLP’s satisfaction would have caused MaloneBailey, LLP to make reference to the matter in their report.

In connection with our audited financial statements for the years ended December 31, 2009 and December 31, 2010 through MaloneBailey, LLP’s dismissal, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited balance sheets as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2011 and 2010 and the notes thereto.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2011 with management of the Company and with the Company’s independent registered public accounting firm, PKF Certified Public Accountants.

The Audit Committee has discussed with PKF Certified Public Accountants those matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from PKF Certified Public Accountants required by the PCAOB regarding the communications of PKF Certified Public Accountants with the Audit Committee concerning the accountant’s independence, and has discussed PKF Certified Public Accountants its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee of the Board of Directors

Thomas R. Malley (Chairman)

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by PKF Certified Public Accountants for the audit of and other services rendered to us and Puma during the fiscal year ended December 31, 2011 and the period from the inception of Puma on September 15, 2010 to December 31, 2010 and professional services provided by Malone Bailey, LLP for services rendered to us during the fiscal years ended December 31, 2011 and 2010.

	2011	2010
PKF Certified Public Accountants
Audit	$43,875	—
Audit-Related Fees	—	—
Tax Fees	2,500	—
All Other Fees	—	—

MaloneBailey, LLP
Audit	$6,500	$7,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$52,875	$7,500

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits, the assistance with the review of our SEC registration statements and the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

This category includes fees for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

All Other Fees

We did not engage PKF Certified Public Accountants or MaloneBailey LLP to provide any information technology services or any other services during the fiscal years ended December 31, 2011 and 2010.

Pre-Approval Policies and Procedures

We did not have an audit committee during the fiscal years ended December 31, 2011 and 2010, and our Board performed the function of our audit committee. Our Board approved all audit and permissible non-audit services prior to such services being provided by PKF Certified Public Accountants and MaloneBailey LLP. Our Board approved the audit, internal audit and non-audit services performed by PKF Certified Public Accountants and has determined the rendering of such non-audit services was compatible with maintaining the independence of PKF Certified Public Accountants.

For the fiscal year ending December 31, 2012, our Audit Committee will pre-approve audit-related and non-audit related services not prohibited by law to be performed by our independent registered public accountants and associated fees. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

ITEM 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board of Directors has selected PKF Certified Public Accountants, a Professional Corporation, as our independent registered public accountants for the year ending December 31, 2012, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of PKF Certified Public Accountants is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of PKF Certified Public Accountants as our independent registered public accountants for the year ending December 31, 2012, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PKF CERTIFIED PUBLIC ACCOUNTANTS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING 2012.

OTHER MATTERS

Change in Control

See “Corporate Governance – Company History” for a description of the Merger and related events.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as required by the Delaware General Corporation Law.

Certain Relationships and Related Transactions

Officers

Alan H. Auerbach, our President, Chief Executive Officer and Chairman of the Board, was the President and Chief Executive Officer of Puma prior to the Merger, and Mr. Eyler, our Senior Vice President, Finance and Administration and Treasurer, served as the Senior Vice President, Finance and Treasurer of Puma prior to the Merger.

Capital Contributions

Puma received $6,531 additional cash capital contributions from Mr. Auerbach during the year ended December 31, 2010, and received $68,514 cash capital contributions from Mr. Auerbach from September 15, 2010 (inception) to September 30, 2011. No additional shares of common stock were issued as a result of these capital contributions. On September 2, 2011, Mr. Auerbach advanced Puma $150,000 to fund its operations until such time as Puma could complete an equity placement. The advance was converted to an unsecured, non-interest bearing convertible note on September 9, 2011 that would mature in one year. On October 6, 2011, Mr. Auerbach converted the note, in accordance with its terms, into 40,000 shares of our common stock.

Redemption of Common Stock

Pursuant to the Redemption Agreement, the shares of our common stock held by our former stockholders were repurchased by us for an aggregate purchase price of $40,000.

Composition of Board

Pursuant to a securities purchase agreement entered into by us, Puma and certain institutional and accredited investors immediately prior to the Merger, from and after the closing of the Merger until the 2012 annual meeting of our stockholders, our Board may consist of up to a maximum of seven members. These members will consist of (a) our current directors, (b) at the election of the investors who purchased a majority of the shares sold pursuant to the securities purchase agreement, either one of two representatives designated by such investors (which designee shall be selected by Mr. Auerbach) or two of four representatives designated by such investors (which designees shall be selected by Mr. Auerbach), and (c) such other directors as designated by our Board.

Warrant

On October 4, 2011, we assumed a warrant that Puma issued to Mr. Auerbach immediately prior to the Merger. This warrant is exercisable only in the event that we conduct an additional offering of our securities resulting in gross cash proceeds to us of at least $15 million, excluding certain types of financings that occur within a specified time period after the closing of the Merger. This warrant has a ten-year term, an exercise price equal to the price paid per share in such additional offering, and is exercisable for the number of shares of our common stock as would be necessary for Mr. Auerbach to maintain, as calculated under the terms of the warrant, ownership of 20% of our outstanding shares of common stock after such additional offering.

Private Placement

On November 18, 2011, we entered into subscription agreements with 139 accredited investors, pursuant to which we sold in a private placement an aggregate of 1,333,267 shares of our common stock, at a price per share of $3.75. We received aggregate gross proceeds of approximately $5.0 million from this financing transaction. Thomas R. Malley, one of our directors, purchased 126,551 shares of our common stock in this financing transaction at the same price per share paid by all of the other investors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as the Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2011 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December  31, 2011 were timely filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2013 proxy statement, your proposal must be received by us no later than December 31, 2012, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Other Proposals and Nominations. For proposals not made in accordance with Rule 14a-8, pursuant to Rule 14a-4(c), in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to our Corporate Secretary at our principal offices no later than March 15, 2013. If notice of any stockholder proposal is received after March 15, 2013, then the notice will be considered untimely and we are not required to present such proposal at the 2013 Annual Meeting, then the persons named in proxies solicited by our Board for the 2013 Annual Meeting may exercise discretionary voting power with respect to such proposal. You may write to our Corporate Secretary at our principal executive offices, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Corporate Secretary, to deliver the notices discussed above.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Corporate Secretary, or contact Investor Relations by telephone at (424) 284-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will the report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.eproxy.com/pbyi Use the Internet to vote your proxy until 12:00 noon (CT) on June 12, 2012.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 noon (CT) on June 12, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR the director nominees in Item 1, “FOR” Items 2 and 4 and “3 Years” for Item 3.

1.	Election of directors:	01 Alan H. Auerbach 02 Thomas R. Malley 03 Jay M. Moyes	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Advisory vote to approve the compensation of our named executive officers, as described in the proxy materials			☐	For	☐	Against	☐	Abstain

3.	Advisory vote to approve the frequency of future votes on our executive compensation.	☐	3 Years	☐	2 Years	☐	1 Year	☐	Abstain

4.	Ratification of the selection of PKF Certified Public Accountants, a Professional Corporation, as independent registered public accounting firm of Puma Biotechnology, Inc. for the fiscal year ending December 31, 2012.			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PUMA BIOTECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 13, 2012

1:00 p.m. local time

Luxe Sunset Boulevard Hotel

11461 Sunset Boulevard

Los Angeles, California 90049

Puma Biotechnology, Inc. 10880 Wilshire Boulevard, Suite 2150 Los Angeles, California 90024

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Wednesday, June 13, 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the director nominees in Item 1, “FOR” Items 2 and 4, and “3 Years” for Item 3.

By signing the proxy, you revoke all prior proxies and appoint Alan H. Auerbach and Charles R. Eyler, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.